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Exhibit 5.1

[THE WALT DISNEY COMPANY LETTERHEAD]

June 29, 2004

Board of Directors
The Walt Disney Company
500 South Buena Vista Street
Burbank, CA 91521

  Re:
  The Walt Disney Company Registration Statement on Form S-8

Ladies and Gentlemen:

As Senior Vice President-Deputy General Counsel-Corporate and Corporate Secretary of The Walt Disney Company, a Delaware corporation (the "Company"), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's Common Stock, par value $0.01 per share (the "Shares"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

The Shares may be issued by the Company upon the election by non-employee Directors of the Company to receive Directors compensation in the form of Shares in accordance with the terms of the Company's Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan.

In connection with this opinion, and in my capacity as an attorney admitted to practice in the State of California, I have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof, the Company's bylaws as in effect on the date hereof and certain corporate proceedings of the Company as reflected in the minutes of meetings of the Board of Directors of the Company. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals or certified copies of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares to be issued by the Company as contemplated by the Registration Statement under the Plan have been duly authorized and, when issued in respect of Directors compensation fees, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ DAVID K. THOMPSON
David K. Thompson, Esq. Senior Vice President-Deputy General Counsel-Corporate and Corporate Secretary

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  Exhibit 5.1
[THE WALT DISNEY COMPANY LETTERHEAD]